CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2004 relating to the December 31, 2003 consolidated financial statements, which appear in Apex Silver Mines Limited’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Pricewaterhousecoopers LLP
PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
January 25, 2004